SECURITIES AND EXCHANGE COMMISSION

                            Washington, D. C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934
                                December 5, 1996
                                (Date of Report)


                          GEORGIA-PACIFIC CORPORATION
             (Exact Name of Registrant as Specified in its Charter)


                                    GEORGIA
                            (State of Incorporation)

                                     1-3506
                            (Commission File Number)

                                   93-0432081
                      (IRS Employer Identification Number)

               133 PEACHTREE STREET, N.E., ATLANTA, GEORGIA 30303
                    (Address of Principal Executive Offices)

                                 (404) 652-4000
              (Registrant's Telephone Number, including area code)


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Item 5.  Other Events.
-------  ------------


During the first nine months of 1996, the distribution division of the Corporation's building products segment incurred operating losses of $93 million, of which $68 million is considered by management to be non-recurring expenses resulting from a previously announced project to change and improve certain of the division's selling, administrative and logistical processes.
The division anticipates an operating loss of approximately $40 million in the last quarter of 1996, and may incur additional one-time expenses associated with the project of up to an additional $50 million in the fourth quarter of 1996.

As reported in the Corporation's Form 10-Q for the quarter ended September 30, 1996, the Corporation is making substantial investments to install new information systems in connection with the Corporation's previously announced goal of improving its annual pretax earnings by approximately $400 million through a three-year effort to reduce overhead costs and improve efficiencies throughout the Corporation. The Corporation is presently evaluating whether certain write-offs of capitalized costs relating to these new information systems will be necessary in the fourth quarter. Although no such determination has been reached, such charges, if made, might be significant in relation to fourth quarter earnings but would not have a material adverse effect on the consolidated financial position of the Corporation.



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                                   SIGNATURES


    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED:  December 5, 1996.


                                  GEORGIA-PACIFIC CORPORATION



                                  By /s/ James F. Kelley
                                     ---------------------------

                                    James F. Kelley
                                    Senior Vice President - Law